UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2021

BCB BANCORP, INC.

(Exact name of Registrant as Specified in its Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104-110 Avenue C
Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 823-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BCBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 29, 2021, BCB Bancorp, Inc. (the “Company”), the holding company for BCB Community Bank (the “Bank”), held its 2021 Annual Meeting of Shareholders for which the Board of Directors solicited proxies to consider and vote upon the proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 19, 2021. As of the record date for the Annual Meeting, holders of a total of 17,121,319 shares of the Company’s common stock were entitled to vote on the matters considered at the Annual Meeting.

The proposals voted on at the Annual Meeting by shareholders of the Company and the voting results were as follows:

Proposal I. Election of Directors.

For a term ending in 2024:

Nominees	For	Withheld	Broker Nonvotes
Thomas Coughlin	9,123,114	1,870,971	3,441,190
Vincent DiDomenico, Jr.	8,775,830	2,218,255	3,441,190
Joseph Lyga	7,740,194	3,253,891	3,441,190
Spencer B. Robbins	7,637,474	3,356,611	3,441,190

Proposal II. Ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Votes For	Votes Against	Abstentions	Broker Nonvotes
14,214,253	146,144	74,878	0

Proposal III. Advisory, non-binding vote on the approval of executive compensation.

Votes For	Votes Against	Abstentions	Broker Nonvotes
8,309,912	2,639,459	44,714	3,441,190

Proposal IV. Advisory, non-binding vote on the frequency of shareholder votes on executive compensation.

One Year	Two Years	Three Years	Abstentions	Broker Nonvotes
5,894,621	730,891	4,242,365	126,208	3,441,190

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

DATE: April 30, 2021	By:	/s/ Ryan Blake
Ryan Blake
Vice President and Corporate Secretary
(Duly Authorized Representative)

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